UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 260.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Pacific Mercantile Bancorp (the “Company” or “we”) held its 2013 Annual Meeting of Shareholders on June 5, 2013. A total of 20,931,264 shares were eligible to be voted at the Annual Meeting (the “voting shares”), comprised of (i) 18,826,002 shares of common stock that were outstanding on April 12, 2013, the record date for the Annual Meeting, and (ii) the 2,105,262 shares of common stock into which the Company’s 112,000 outstanding Series B Shares are convertible (the “Conversion Shares”), voting together as a single class.

The holders of a total of 20,207,274 voting shares, constituting 93.5% of the number of shares eligible to be voted, were present in person or by proxy at the Annual Meeting, comprised of 18,102,012 shares of common stock and 2,105,262 Conversion Shares. The following is a brief description of, and the outcome of the voting on, each Proposal presented for a vote of the Company’s shareholders at the Annual Meeting.

Proposal No. 1 — Election of Directors.

The 13 candidates named below, all of whom were nominated by the Company’s Board of Directors, were the only candidates nominated for election to the Board at the Meeting. As a result, the election of directors was uncontested. As indicated in the table below, all 13 of those candidates were elected to serve as members of the Company’s Board of Directors until the next Annual Shareholders Meeting and their respective successors are elected.

Nominees:	Votes Cast For	Percent of Shares Voted	Votes Withheld	Percent of Shares Voted
George L. Argyros	14,213,325	84.5%	2,606,806	15.5%
Steven K. Buster	15,501,122	92.2%	1,319,009	7.8%
Edward J. Carpenter	15,279,316	90.8%	1,540,815	9.2%
John W. Clark	15,482,862	92.1%	1,337,269	7.9%
Raymond E. Dellerba	15,175,900	90.2%	1,644,231	9.8%
Warren T. Finley	15,407,832	91.6%	1,412,299	8.4%
John D. Flemming	15,351,266	91.3%	1,468,865	8.7%
Michael P. Hoopis	15,334,694	91.2%	1,485,437	8.8%
Andrew Phillips	15,487,616	92.1%	1,332,515	7.9%
Daniel A. Strauss	15,494,465	92.1%	1,325,666	7.9%
John Thomas, M.D.	14,842,633	88.2%	1,977,498	11.8%
Gary M. Williams	15,290,116	90.9%	1,530,015	9.1%
Stephen P. Yost	15,508,664	92.2%	1,311,467	7.8%

There were 3,387,143 broker non-votes with respect to the election of directors.

Proposal No. 2. — Approval of Amendments to our 2010 Equity Incentive Plan.

At the Annual Meeting, shareholders voted on a proposal to approve certain amendments to the Company’s 2010 Equity Incentive Plan, including an amendment to increase, by 800,000 shares, the number of shares issuable under that Plan. Approval of this proposal required the affirmative vote of the holders of a majority of the voting shares present (in person or by proxy) and voted on this proposal at the Annual Meeting. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining on, this proposal:

Shares Voted For	Percent of Shares Voted	Shares Voted Against	Percent of Shares Voted	Abstentions	Percent of Shares Voted
13,567,064	80.7%	3,238,438	19.2%	14,629	0.1%

There were a total of 3,387,143 broker non-votes with respect to Proposal No. 2.

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accountants.

At the Annual Meeting the Company’s shareholders also voted on a proposal to ratify the appointment of Squar Milner Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013. Approval of this proposal required the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and voted on this proposal at the Annual Meeting. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining on, this proposal:

Shares Voted For	Percent of Shares Voted	Shares Voted Against	Percent of Shares Voted	Abstentions	Percent of Shares Voted
19,890,370	98.4%	307,929	1.5%	8,975	0.1%

Brokers had discretionary authority to vote shares on the proposal to ratify the appointment of the Company’s independent registered public accountants without having obtained voting instructions from the beneficial owners of the shares. Consequently, there were no broker non-votes with respect to this proposal.

Proposal No. 4 — Advisory Vote on Executive Compensation.

At the Annual Meeting, shareholders cast a non-binding advisory vote on approval of the executive compensation paid by the Company to its named executive officers for its fiscal year ended December 31, 2012. As indicated in the table below, the holders of a majority of the voting shares present (in person or by proxy) approved, on a non-binding advisory basis, the executive compensation paid to our named executive officers for 2012:

Shares Voted For Approval	Percent of Shares Voted	Shares Voted Against Approval	Percent of Shares Voted	Abstentions	Percent of Shares Voted
14,863,535	88.4%	1,639,103	9.7%	317,493	1.9%

There were a total of 3,387,143 broker non-votes with respect to this proposal.

Proposal No. 5 — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.

At the Annual Meeting, shareholders were asked to cast a non-binding advisory vote as to whether future advisory votes on the executive compensation of our named executive officers should be held annually, once every two years or once every three years. In accordance with the recommendation of the Board of Directors, the Company’s shareholders voted at the Annual Meeting for such future advisory votes to be held annually, by the following vote:

Shares Voted:	For Every Year	For Every Two Years	For Every Three Years	Abstain
Number of Shares	15,596,883	293,661	609,253	320,334
Percent of Shares Voted	92.7%	1.8%	3.6%	1.9%

There were a total of 3,387,143 broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: June 11, 2013	By:	/s/ NANCY A. GRAY
Nancy A. Gray, Senior Executive Vice President and Chief Financial Officer

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